EXHIBIT 21.01

BROOKS AUTOMATION, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Entity	Jurisdiction
4titude Ltd	UK
Brooks Automation (France) SAS	France
Brooks Automation (Germany) GmbH	Germany
Brooks Automation (Singapore) PTE Ltd	Singapore
Brooks Automation Taiwan Company Ltd	Taiwan
Brooks Automation (UK) Ltd	UK
Brooks Automation Asia Ltd	Korea
Brooks Automation Israel Ltd	Israel
Brooks Automation Korea Inc.	Korea
Brooks Automation Luxembourg SARL Brooks Life Sciences (Germany) GmbH Brooks Life Sciences Inc	Luxembourg Germany USA
Brooks Technology (Shanghai) Limited Brooks Technology (Suzhou) Limited	China China
Biostorage Technologies Asia Pacific Pte Ltd	Singapore
Biostorage Technologies (Beijing) Consulting Co Ltd	China
Brooks Japan KK	Japan
Brooks Automation AG	Switzerland
FluidX Ltd	UK
Cedrex	Denmark
UK Biofex	UK
Brooks CCS Japan KK	Japan
Brooks RS Holding AG Brooks CCS RS AG Tec-Sem Singapore PTE Ltd BioSpeciMan Corporation	Switzerland Switzerland Singapore Canada
GENEWIZ (Guangzhou), Ltd	China
GENEWIZ (Nanjing) Biotech, Ltd	China
GENEWIZ (Suzhou), Ltd	China
GENEWIZ France, Ltd	France
GENEWIZ GmbH	Germany
GENEWIZ Group	USA
GENEWIZ Inc.	USA
GENEWIZ Japan	Japan
GENEWIZ LLC	USA
GENEWIZ Tianjin, Ltd	China
GENEWIZ UK, Ltd RURO, Inc RURO (Shanghai) Software Co., Ltd.	UK USA USA